Exhibit 5.1

                                November 19, 2002

DOV Pharmaceutical, Inc.
433 Hackensack Avenue
Hackensack, NJ 07601

                       Registration Statement on Form S-8

Dear Sirs/Mesdames:

      This opinion is delivered in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933 of a Registration Statement on Form S-8 (the Registration Statement) relating to 3,322,850 shares of Common Stock, par value $0.0001 per share plus such indeterminate number of shares thereof as may be issued under the Plan (as defined below) in the case of stock dividend, stock split, split-up, recapitalization, forfeiture of stock or other similar event (the Registered Shares). The Registered Shares are to be issued to employees of registrant and certain others pursuant to registrant's Amended and Restated 2000 Stock Option and Grant Plan (the Plan).

      In connection with this opinion I have examined the Registration Statement, the Plan, which is being filed as an exhibit to the registration Statement, the Company's Fourth Amended and Restated Certificate of Incorporation, the Company's by-laws, and such records, certificates and other documents of the Company as I have deemed necessary or appropriate for the purposes of this opinion.

      Based upon the foregoing, I am of the opinion that the Plan has been duly adopted, the Registered Shares have been duly authorized and, when duly issued pursuant to the Plan, the Registered Shares will be validly issued, fully paid and non-assessable by registrant under the DGCL (as defined below).

      I am admitted to practice in New York and express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and New York and the General Corporation Law of the State of Delaware (the
DGCL), including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and the Delaware Constitution.

      I consent to being named as counsel to registrant in the Registration Statement, to the reference therein to me under "Interests of Named Expert and Counsel" in Part II, item 5, and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ J.R. Horton
                                            --------------------------------
                                            J. R. Horton
                                            Vice President & General Counsel